                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          FACTSET RESEARCH SYSTEMS INC.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          FACTSET RESEARCH SYSTEMS INC.

              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:
Notes:

                           [FactSet Logo Appears Here]


                                                               November 26, 1996

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of FactSet Research Systems Inc. which will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on January 9, 1997, at 10:00 a.m. I look forward to greeting you, our new co-owners.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Should you decide to attend the annual meeting you will of course have the opportunity to vote in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                            Sincerely,





                                            Howard E. Wille
                                            Chairman of the Board
                                            and Chief Executive Officer

                          FACTSET RESEARCH SYSTEMS INC.
                               ONE GREENWICH PLAZA
                          GREENWICH, CONNECTICUT 06830
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 January 9, 1997

To The Shareholders:

The annual meeting of the shareholders of FactSet Research Systems Inc. will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on January 9, 1997, at 10:00 a.m. for the following purposes:

         1.To elect a director

         2. To ratify the selection of Price Waterhouse LLP as the independent accountants of the Company for the current fiscal year.

         3.To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on November 15, 1996 are entitled to notice of, and to vote at, this meeting.



                                            Ernest S. Wong
                                            Secretary


Greenwich, Connecticut
November 26, 1996





                                    IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.
--------------------------------------------------------------------------------

                          FACTSET RESEARCH SYSTEMS INC.
                               One Greenwich Plaza
                          Greenwich, Connecticut 06830

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                           To be Held January 9, 1997


This proxy Statement, which was first mailed to shareholders on November
26, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of FactSet Research Systems Inc. (the "Company"), to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on January 9, 1997, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

The only outstanding voting security of the Company is common stock, $.01 par value per share ("Common Stock"). Shareholders of record at the close of business on November 15, 1996 will be entitled to vote at the meeting on the basis of one vote for each such share held. On November 15, 1996, there were 9,526,354 shares of common stock outstanding.

I. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

One director is to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following person to serve as director unless the shareholder indicates to the contrary on the proxy. Management expects that the nominee will be available for election, but if he is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Nominee

Howard E. Wille, Chairman of the Board of Directors, Chief Executive
Officer and Director. Mr. Wille was a founder of the Company in 1978 and has held his current positions with the Company since that time. From 1966 to 1977, Mr. Wille was a partner and Director of Research at Faulkner Dawkins & Sullivan, a Wall Street investment firm, and held a managerial position with Shearson Hayden Stone after its acquisition of Faulkner Dawkins & Sullivan in 1977. He was President and Chief Investment Officer of Piedmont Advisory Corporation from 1961 to 1966 and, prior to that time served as a securities analyst, investment manager and investment counselor for several firms. Mr. Wille received a B.A. in Philosophy from the City College of New York. Mr. Wille has been a director of the Company since its formation.

Information Regarding the Board and its Committees

During the fiscal year ended August 31, 1996, the Company had no separate compensation committee or other committee performing similar functions. Prior to the initial public offering on June 28, 1996, decisions concerning compensation of executive officers were made by the Board of Directors which, in fiscal 1996, consisted of Howard E. Wille, Charles J. Snyder, and Joseph E. Laird.

                 Information Regarding Beneficial Ownership of
               Principal Shareholders, Directors, and Management

The following table sets forth, as of November 15, 1996, certain information regarding the beneficial ownership of the Company's Common Stock by
(i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director and the Named Executive Officers of the Company, (iii) all directors and executive officers of the Company as a group.

                                        Beneficial Ownership of
                                         Common Shares as of
           Name                            November 15, 1996    Percent of Class
      --------------                    ----------------------- ----------------

Howard E. Wille(1)(2)                         2,066,425               21.7%
Charles J. Snyder(1)(3)                       1,873,925               19.7
Ernest S. Wong(1)                                 3,000         see note (4)
Joseph E. Laird, Jr.(1)                               -                  -
FactSet Research Inc. Employee
   Stock Ownership Plan(1)                      787,824                8.3
All directors and executive officers
   of  the Company as a Group (4 persons)     3,943,350               41.4

----------
(1) The address for each of these beneficial owners is FactSet Research Systems Inc., One Greenwich Plaza, Greenwich, CT 06830.

(2) In addition to the shares of Common Stock held beneficially by Mr. Wille. Mr. Wille's adult children own beneficially an aggregate of 306,700 shares of Common Stock and Adelaide P. McManus, Mr. Wille's spouse and the Company's Chief Administrative Officer, holds options to purchase 60,000 shares of Common Stock. Mr. Wille disclaims beneficial ownership of such shares.

(3) In addition to the shares of Common Stock held beneficially by Mr. Snyder, Mr. Snyder's adult children own beneficially an aggregate of 499,200 shares of Common Stock. Mr. Synder disclaims beneficial ownership of such shares.

(4) Percent of class is less than 0.01%.

              Information Regarding Executive Officer Compensation

Cash Compensation

The following table summarizes the compensation paid by the Company to its executive officers for the fiscal year ended August 31, 1996.


                                            Summary Compensation Table


                                               Annual Compensation           Securities
                                  -----------------------------------------  Underlying
                                                                   Other       Company
                                                                  Annual     Options/SAR   All Other
Name and Principal Position       Year      Salary      Bonus Compensation(1)  Grants   Compensation(2)
---------------------------       ----      ------      ----- -------------- ---------- --------------

Howard E. Wille,
   Chairman And Chief
   Executive Officer............  1996    $650,000          -      $160,000         -        $103,000

Charles J. Snyder,
   President And Chief
   Technology Officer...........  1996     540,000          -        50,000         -          15,000

Ernest S. Wong,
   Chief Financial Officer (3)..  1996      40,385     25,000             -         -               -

John S. Gross, former
   Chief Financial Officer (4)..  1996      77,885     25,000             -         -               -


(1) Represents tax payments made by the Company on behalf of Messrs. Wille and Snyder.

(2) Represents approximately $118,000 of premiums paid by the Company on key man life insurance policies for Mr. Wille and Mr. Snyder.

(3) Mr. Wong joined the Company as Senior Vice President and Chief Financial Officer on June 3, 1996. Mr. Wong received a one-time signing bonus of $25,000 and received options to purchase up to 40,000 shares of Common Stock under the Company's 1996 Stock Option Plan.

(4) Effective January 3, 1995, Mr. Gross was granted options representing 30,000 shares of Common Stock under the Company's 1994 Stock Option Plan. In February, 1996, Mr. Gross resigned from the Company, at which time he exercised the vested portion of his options (representing 6,000 shares) and forfeited the unvested portion (representing 24,000 shares).

Compensation Pursuant to Stock Options


The following table sets forth certain information on option grants in fiscal 1996 to the Named Executive Officers.

                                         Option Grants In Last Fiscal Year

                                    Individual Grants
                    -----------------------------------------------          Potential Realizable
                    Number of      Percent of                                     Value at
                    Securities     Total Options                        Assumed Annual Rates of Stock
                    Underlying     Granted to   Exercise             Price Appreciation for Option Term (2)
                    Options        Employees in Price    Expiration  --------------------------------------
     Name           Granted (#)(1) Fiscal Year  ($/Share)   Date     0% ($)      5% ($)       10% ($)
     ----           --------------- ----------- ---------   ----     ------      ------       -------

Howard E. Wille              -         0.00%          -         N/A     -             -             -
Charles J. Snyder            -         0.00%          -         N/A     -             -             -
Ernest S. Wong          40,000       100.00%     $17.00   June 2006     -      $427,648    $1,083,745

---------

(1) Options were granted pursuant to the 1996 Stock Option Plan. Option exercise price is the fair market price of the stock when granted. The options have terms of 10 years (5-year vesting).

(2) Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission.


The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options at August 31, 1996.

                                  Aggregated Option Exercises In Last Fiscal Year
                                         And Fiscal Year-End Option Values

                                                 Number of Securities
                        Shares                  Underlying Unexercised         Value of Unexercised
                       Acquired                      Options at                In-the-Money Options at
                        Acquired       Value     Fiscal Year-End (#)           Fiscal Year-End ($)
                      On Exercise    Realized  ---------------------------     ---------------------
     Name                 (#)           ($)    Exercisable   Unexercisable    Exercisable  Unexercisable
     ----             -----------    --------  -----------   -------------    -----------  -------------

Howard E. Wille             -            -          -                 -            -               -
Charles J. Snyder           -            -          -                 -            -               -
Ernest S. Wong              -            -          -            40,000            -        $130,000
John S. Gross (1)       6,000      $85,800          -                 -            -               -

---------

(1) In February 1996, Mr. Gross resigned from the Company, at which time he exercised the vested portion of his options (representing 6,000 shares) and forfeited the unvested portion (representing 24,000 shares).

Employment Agreements

The Company has entered into employment contracts with Howard E. Wille, the Company's Chairman and Chief Executive Officer, and Charles J. Snyder, the Company's President and Chief Technology Officer. Under the agreements, Messrs. Wille and Synder are employed in their current positions for three-year terms that renew annually and are terminable by the Company or the executive on one year's notice. The agreements provide for annual base salaries of $300,000 for Mr. Wille and $300,000 for Mr. Snyder and entitle each to participate in any bonus or employee benefit plans and arrangements in effect from time to time. In the event the employment of Mr. Wille or Mr. Snyder is terminated by the Company for reasons other than their disability or Cause, as defined in the agreements, Mr. Wille or Mr. Synder, as the case may be, will be entitled to receive (i) a lump sum payment of three times the sum of his base salary and the average bonus paid to him over the prior three calendar years, (ii) three years of continuing participation in the Company's benefit plans (or, if not possible for any reason, comparable arrangements providing substantially similar benefits) and
(iii) in the event such termination of employment is in connection with a change of control (within the meaning of Section 280G of the Internal Revenue Code of 1986) of the Company, reimbursement for any excise taxes incurred as a result of the termination payments described herein. Also under the agreements, Messrs. Wille and Snyder will agree not to engage in certain activities in competition with the Company, including directly or indirectly owning, managing, operating, joining, controlling, employment by or participation in or consulting for any business which is similar to or competes with the Company or its subsidiaries, during the term of their respective employment with the Company and for two years thereafter.

The Company has also entered into a letter agreement with Ernest S. Wong, the Company's Senior Vice President and Chief Financial Officer, relating to the terms of his employment. Under the agreement, Mr. Wong will receive a base salary of $175,000 per year and a minimum bonus of $50,000 during his first year of employment. In future years, Mr. Wong's bonus will be at the discretion of the Board of Directors. Mr. Wong also received a one-time sign-on bonus of $25,000 in June 1996 and received options to purchase up to 40,000 shares of Common Stock at $17.00 per share. In addition, in the event Mr. Wong is terminated by the Company at any time for reasons other than good cause, as set forth in the agreement, the Company will continue to pay his base salary and standard employment benefits for twelve months following the date of such termination. In the event Mr. Wong is terminated for any reason within one year following a change in control of the Company, as defined in the agreement, Mr. Wong will be entitled to continue receiving his base salary and standard employment benefits for two years from the date of such termination.

                                PERFORMANCE GRAPH

   Comparison of Cumulative Total Return Among FactSet Research Systems Inc.,
                    S&P 500 Index, and NASDAQ Computer Index

                        [Performance Graph Appears Here]


                                    June 28,  July 15,  July 31,  August 15,  August 31,
                                      1996      1996      1996      1996        1996
                                    --------  --------  --------  ----------  ----------

FactSet Research Systems Inc.         100       101       118        115        119
S&P 500                               100        94        95         99         97
NASDAQ Computer Index                 100        87        92         98         96


FactSet commenced trading on the New York Stock Exchange on June 28, 1996.
The initial public offering price was $17.00 per share. At August 31, 1996 the price of the stock was $20.25 per share. The stock performance graph assumes an investment of $100 on June 28, 1996, in FactSet stock and an investment of $100 at that time in each of the S&P 500 Index and the NASDAQ Computer Index.

Certain Transactions

On August 30, 1996, Howard E. Wille, Chairman and Chief Executive Officer of the Company, repaid in full a note owed to the Company of $3,846,703.

II. RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors will request that the shareholders ratify its selection of Price Waterhouse LLP, Certified Public Accountants, as independent accountants for the Company for the current fiscal year. If the shareholders do not ratify the selection of Price Waterhouse LLP, another firm of certified public accountants will be selected as independent accountants by the Board of Directors.

Representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement.They will also be available to respond to appropriate questions.

III. SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

IV. VOTE TABULATION

Vote Required

Under the Delaware General Corporation Statutes, the election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the meeting and the ratification of the selection of accountants requires that the votes in favor exceed the votes against. Votes cast by proxy or in person at the meeting will be tabulated by The Bank of New York.

Effect of an Abstention and Broker Non-Votes

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for purposes of determining a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

V. PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 1998 Annual
Meeting of Shareholders must be received by the Company no later than July 29, 1997, to be included in the Company's Proxy Statement and form of proxy related to that meeting.

VI. OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.



                                            Ernest S. Wong
                                            Secretary

         DATED: Greenwich, Connecticut, November 15, 1996.

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 1996, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY CONTACTING:

                  INVESTOR RELATIONS DEPARTMENT
                  FACTSET RESEARCH SYSTEMS INC.
                  ONE GREENWICH PLAZA
                  GREENWICH, CONNECTICUT 06830